Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

TransAtlantic Petroleum Ltd.

We hereby consent to the incorporation by reference in the registration statements of Form S-8 (Nos. 333-162814 and 333-200705) and on Form S-3 (Nos. 333-204376 and 333-203696) of TransAtlantic Petroleum Ltd. of our report dated March 21, 2018 relating to the consolidated financial statements and financial statement schedules which appear in this Form 10-K.

/s/ PMB Helin Donovan

Austin, Texas

March 21, 2018